Exhibit 99.1

Outlook Therapeutics Announces $10 Million Bought Deal Offering of Common Stock

ISELIN, N.J., November 23, 2021 (GLOBE NEWSWIRE) -- Outlook Therapeutics, Inc. (Nasdaq: OTLK) (“Outlook Therapeutics”), a late clinical-stage biopharmaceutical company working to develop the first FDA-approved ophthalmic formulation of bevacizumab-vikg for use in retinal indications, today announced that it has entered into an underwriting agreement with H.C. Wainwright & Co., LLC under which the underwriter has agreed to purchase on a firm commitment basis 8,000,000 shares of common stock of Outlook Therapeutics, at a price to the public of $1.25 per share, less underwriting discounts and commissions. The closing of the offering is expected to occur on or about November 29, 2021, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

Outlook Therapeutics also has granted to the underwriter a 30-day option to purchase up to an additional 1,200,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The gross proceeds to Outlook Therapeutics, before deducting underwriting discounts and commissions and offering expenses and assuming no exercise of the underwriter's option to purchase additional common stock, are expected to be approximately $10.0 million.

Outlook Therapeutics intends to use the net proceeds from the offering for working capital and general corporate purposes, including in support of its ONS-5010 development program.

The shares of common stock are being offered by Outlook Therapeutics pursuant to a shelf registration statement on Form S-3 (File No. 333-254778) originally filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2021 and declared effective by the SEC on April 1, 2021. The offering of the shares of common stock is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to, and describing the terms of, the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement and accompanying prospectus and the final prospectus supplement and accompanying prospectus may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Outlook Therapeutics, Inc.

Outlook Therapeutics is a biopharmaceutical company working to develop and launch ONS-5010/ LYTENAVA™ (bevacizumab-vikg) as the first FDA-approved ophthalmic formulation of bevacizumab for use in retinal indications, including wet AMD, DME and BRVO. If ONS-5010 ophthalmic bevacizumab is approved, Outlook Therapeutics expects to commercialize it as the first and only FDA-approved ophthalmic formulation of bevacizumab for use in treating retinal diseases in the United States, United Kingdom, Europe, Japan and other markets. Outlook Therapeutics expects to submit ONS-5010 ophthalmic bevacizumab to the U.S. FDA as a new BLA under the PHSA 351(a) regulatory pathway. For more information, please visit www.outlooktherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “intend,” “will,” “potential,” “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. These include, without limitation, statements related to the completion of the public offering, the satisfaction of customary closing conditions related to the public offering and the intended use of net proceeds from the public offering. Although Outlook Therapeutics believes that it has a reasonable basis for the forward-looking statements contained herein, they are based on current expectations about future events affecting Outlook Therapeutics and are subject to risks, uncertainties and factors relating to its market and other conditions, operations and business environment, all of which are difficult to predict and many of which are beyond its control. These risk factors include those risks detailed in Outlook Therapeutics’ filings with the Securities and Exchange Commission. These risks may cause actual results to differ materially from those expressed or implied by forward-looking statements in this press release. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Outlook Therapeutics does not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

CONTACTS:

Media Inquiries:
Harriet Ullman
Assistant Vice President
LaVoieHealthScience
T: 617-669-3082

hullman@lavoiehealthscience.com

Investor Inquiries:
Jenene Thomas
Chief Executive Officer
JTC Team, LLC
T: 833.475.8247
OTLK@jtcir.com